UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2011

ARTIFICIAL LIFE, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street Causeway Bay, Hong Kong
(Address of principal executive offices)

(310) 496-4288

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01

Changes in Registrant’s Certifying Accountant.

(a)

Dismissal of Principal Accountant

On June 27, 2011, the audit committee of Artificial Life, Inc. (the "Company") approved the dismissal of BDO AG ("BDO") as the Company’s principal accountant effective immediately.

BDO has not issued a report on the financial statements of the Company in either of the two most recent fiscal years.

BDO was engaged by the Company on April 20, 2011. Since that date, there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its report on the Company's consolidated financial statements, and there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as set out below.

During the course of the audit of the Company's financial statements for the fiscal year ended December 31, 2010, BDO raised a number of accounting matters that would have prevented BDO from rendering an unqualified opinion if the issues were not resolved. There were discussions between the Company, its audit committee and BDO in connection with these matters, which principally related to: the commercial substance of certain material transactions, accounting for recognition of revenues (including timing and actual receipt of cash), valuation of intangible assets, the impact of these matters on the Company’s financial statements as of December 31, 2010 and whether prior years’ financial statements were affected by these matters, and accounting for a joint venture agreement. These issues remained unresolved at the end of BDO’s engagement, which occurred before BDO could complete its work on these and other issues. In addition, as of the date of the Company’s termination of BDO’s engagement, BDO was unable to determine whether the Company had taken timely and appropriate remedial actions with respect to possible illegal acts, within the meaning of Section 10A of the Securities Exchange Act of 1934, identified on June 1, 2011 by BDO to the Company.

In connection with the above, at the recommendation of management, the audit committee of the Company engaged accounting consultants on June 18, 2011 to perform an analysis of the above described issues. Such accounting consultants have met with the Company's audit committee on these matters, have been instructed to continue their work and will continue to report to the audit committee which will determine what, if any, action should be taken.  The Company believes that such actions will constitute prompt remedial action.  The Company’s audit committee will also be addressing these matters in connection with its appointment of a successor auditor.

The Company has provided BDO with a copy of the foregoing statements and has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating that BDO agrees with the Company's statements in this Item 4.01(a). A copy of BDO's letter stating its agreement with such statements is attached as Exhibit 16.1. The Company has authorized BDO to respond to inquiries of the successor accountant concerning the matters set forth above.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from BDO to the Securities and Exchange Commission dated July 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011	Artificial Life, Inc.

	By:	/s/ Eberhard Schoneburg
Eberhard Schoneburg
Chief Executive Officer